CONSENT OF INDEPENDENT PUBLIC ACCOUNANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Arthur Andersen LLP

Boston, Massachusetts
April 27, 1999